As filed with the Securities and Exchange Commission on May 12, 2014
Registration No. 333-168555

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
Post Effective Amendment No. 3 to Form S-3 on Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ________________________________________________
CareFusion Corporation
(Exact name of Registrant as specified in its charter)
________________________________________________

Delaware	26-4123274
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
________________________________________________
CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
(858) 617-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
 ________________________________________________
Joan Stafslien, Esq.
CareFusion Corporation
3750 Torrey View Court
San Diego, California 92130
(858) 617-2000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
 ________________________________________________
Copies to:
Cameron Jay Rains, Esq.
Jeffrey C. Thacker, Esq.
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
(858) 677-1400
________________________________________________
Approximate date of commencement of proposed sale to the public:  Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES
The registrant is filing this Post-Effective Amendment No. 3 to Form S-3 on Form S-1 to amend its registration statement (Registration No. 333-168555), initially filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2010 (the “Registration Statement”), to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the participants in the registrant’s 2009 Long-Term Incentive Plan (the “LTIP”) as of the date this post-effective amendment is filed.
On the date hereof, the registrant has filed a new registration statement on Form S-3 that became effective upon filing pursuant to Rule 462(e) under the Securities Act of 1933, as amended, to register the shares of common stock that may be acquired by participants in the LTIP upon the exercise of certain options to purchase shares of the registrant’s common stock and upon vesting of certain restricted stock awards and restricted stock units.
In compliance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is removing any securities remaining unsold from registration by means of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 12, 2014.

CAREFUSION CORPORATION

By:	/s/ Kieran T. Gallahue
Kieran T. Gallahue, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on May 12, 2014.

Signature	Title
/s/ Kieran T. Gallahue	Chairman and Chief Executive Officer and Director (principal executive officer)
Kieran T. Gallahue

/s/ James Hinrichs	Chief Financial Officer (principal financial officer)
James Hinrichs

/s/ Jonathan Wygant	Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)
Jonathan Wygant

/s/ Supratim Bose	Director
Supratim Bose

*	Director
Philip L. Francis

*	Director
Robert F. Friel

*	Director
Jacqueline B. Kosecoff, Ph.D.

*	Presiding Director
J. Michael Losh

*	Director
Gregory T. Lucier

*	Director
Edward D. Miller, M.D.

*	Director
Michael D. O’Halleran

*	Director
Robert. P. Wayman

* /s/ Joan B. Stafslien
By: Attorney-in-Fact Joan B. Stafslien